Exhibit 99.1

LANDS' END ANNOUNCES FIRST QUARTER FISCAL 2018 RESULTS
DODGEVILLE, Wis., June 12, 2018 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the first quarter ended May 4, 2018.

First Quarter Fiscal 2018 Highlights:

•
Net revenue for the first quarter increased 11.7% to $299.8 million from $268.4 million in the first quarter last year. Direct segment net revenue increased 19.7% to $273.4 million, as compared to the same period last year. Retail segment net revenue decreased 34.0% to $26.5 million, as compared to the same period last year, primarily due to fewer Lands' End Shops at Sears. Same store sales declined 18.9%, as compared to the same period last year. Same store sales in Lands' End Shops at Sears locations declined 20.4% for the quarter while same store sales in our Company operated stores declined 9.9%.

•	Gross margin was 44.4% as compared to 45.7% in the first quarter last year.

•	Net loss was $2.6 million, or $0.08 loss per diluted share, as compared to Net loss of $7.8 million, or $0.24 loss per diluted share, in the first quarter of fiscal 2017.

•	Adjusted EBITDA(1) was $9.0 million compared to $1.3 million in the first quarter of fiscal 2017.

Jerome S. Griffith, Chief Executive Officer and President, stated, “We are pleased to be starting off the year on a strong note.  Our first quarter results represent the fourth straight quarter of top line growth and third quarter of profitability growth, demonstrating the continued progress we have made across our strategic initiatives. We saw excellent growth in our uniform business with the successful launch of our Delta Airline business.”

Mr. Griffith continued, “Looking ahead, data analytics will remain the driving force behind everything we do as a customer-centric organization.  As we further refine our product assortment, advance our digitally-driven efforts, enhance our distribution network, and further elevate our infrastructure to support the business, we remain well positioned to achieve our long-term objectives.”

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $141.6 million on May 4, 2018, compared to $139.8 million on April 28, 2017. Net cash used in operations was $41.2 million for the 13 weeks ended May 4, 2018, compared to net cash used in operations of $60.3 million for the same period last year.
Inventory was $304.5 million as of May 4, 2018, and $309.9 million as of April 28, 2017.
The Company had $159.5 million of availability under its asset-based senior secured credit facility and had $485.3 million of Long-term debt, net as of May 4, 2018.
Conference Call
The Company will host a conference call on Tuesday, June 12, 2018, at 8:30 a.m. ET to review its first quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.
About Lands' End, Inc.
Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of casual clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com and affiliated specialty and international websites, and through retail locations. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements about our progress implementing our strategic initiatives and the effectiveness of those initiatives; our plans to refine our product assortment, advance our digital efforts, enhance our distribution network, and elevate our infrastructure to support our business; and our assessment of our ability to achieve our long-term objectives. All statements other than statements of historical fact, including without limitation, those with respect to our goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP implementation; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with our separation from Sears Holdings; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended February 2, 2018. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	May 4, 2018	April 28, 2017	February 2, 2018*
ASSETS
Current assets
Cash and cash equivalents	$141,616	$139,810	$195,581
Restricted cash	2,081	3,300	2,356
Accounts receivable, net	48,610	32,731	49,860
Inventories, net	304,543	309,914	332,297
Prepaid expenses and other current assets	41,595	38,009	26,659
Total current assets	538,445	523,764	606,753
Property and equipment, net	138,495	124,021	136,501
Goodwill	110,000	110,000	110,000
Intangible asset, net	257,000	257,000	257,000
Other assets	8,557	16,975	13,881
TOTAL ASSETS	$1,052,497	$1,031,760	$1,124,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$97,405	$88,331	$155,874
Other current liabilities	95,550	85,798	100,257
Total current liabilities	192,955	174,129	256,131
Long-term debt, net	485,299	489,095	486,248
Long-term deferred tax liabilities	58,708	89,994	59,137
Other liabilities	10,681	13,872	15,526
TOTAL LIABILITIES	747,643	767,090	817,042
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000,000 shares; issued and outstanding: 32,208,118, 32,029,359 and 32,101,793, respectively	320	320	320
Additional paid-in capital	348,142	344,551	347,175
Accumulated deficit	(31,380)	(68,292)	(29,810)
Accumulated other comprehensive loss	(12,228)	(11,909)	(10,592)
Total stockholders’ equity	304,854	264,670	307,093
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,052,497	$1,031,760	$1,124,135

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2018.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended
(in thousands, except per share data)	May 4, 2018	April 28, 2017
Net revenue	$299,825	$268,365
Cost of sales (excluding depreciation and amortization)	166,800	145,722
Gross profit	133,025	122,643

Selling and administrative	124,000	121,346
Depreciation and amortization	6,161	6,509
Other operating expense, net	337	1,508
Operating income (loss)	2,527	(6,720)
Interest expense	6,912	6,125
Other expense (income), net	3,864	(742)
Loss before income taxes	(8,249)	(12,103)
Income tax benefit	(5,619)	(4,264)
NET LOSS	$(2,630)	$(7,839)
NET LOSS PER COMMON SHARE
Basic:	$(0.08)	$(0.24)
Diluted:	$(0.08)	$(0.24)

Basic weighted average common shares outstanding	32,125	32,029
Diluted weighted average common shares outstanding	32,125	32,029
Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods, and as an executive compensation metric. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs or benefits.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	Transfer of corporate functions - severance and contract losses associated with a transition of certain corporate activities from our New York office to our Dodgeville headquarters.

◦	Gain or loss on property and equipment - management considers the gains or losses on asset valuation to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended
	May 4, 2018		April 28, 2017
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue
NET LOSS	$(2,630)	(0.9)%	$(7,839)	(2.9)%
Income tax benefit	(5,619)	(1.9)%	(4,264)	(1.6)%
Other expense (income), net	3,864	1.3%	(742)	(0.3)%
Interest expense	6,912	2.3%	6,125	2.3%
Operating income (loss)	2,527	0.8%	(6,720)	(2.5)%
Depreciation and amortization	6,161	2.1%	6,509	2.4%
Transfer of corporate functions	1	—%	1,446	0.5%
Loss on property and equipment	336	0.1%	62	—%
Adjusted EBITDA(1)	$9,025	3.0%	$1,297	0.5%

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	13 Weeks Ended
(in thousands)	May 4, 2018	April 28, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,630)	$(7,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,161	6,509
Amortization of debt issuance costs	535	428
Loss on property and equipment	336	62
Stock-based compensation	967	579
Deferred income taxes	6	(974)
Change in operating assets and liabilities:
Inventories	26,373	16,601
Accounts payable	(55,603)	(70,378)
Other operating assets	(13,843)	(4,555)
Other operating liabilities	(3,499)	(757)
Net cash used in operating activities	(41,197)	(60,324)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(10,748)	(11,382)
Net cash used in investing activities	(10,748)	(11,382)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(1,288)	(1,288)
Payments of employee withholding taxes on share-based compensation	(610)	—
Net cash used in financing activities	(1,898)	(1,288)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(397)	(304)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(54,240)	(73,298)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	197,937	216,408
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$143,697	$143,110
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$5,059	$4,476
Income taxes paid, net of refunds	$171	$49
Interest paid	$6,139	$5,583

Financial information by segment is presented in the following tables for the 13 Weeks Ended May 4, 2018, and April 28, 2017.

	13 Weeks Ended
(in thousands)	May 4, 2018	April 28, 2017
Net revenue:
Direct	$273,373	$228,290
Retail	26,452	40,075
Total net revenue	$299,825	$268,365

	13 Weeks Ended
(in thousands)	May 4, 2018	April 28, 2017
Adjusted EBITDA(1):
Direct	$22,335	$11,839
Retail	(4,568)	(3,175)
Corporate / other	(8,742)	(7,367)
Total Adjusted EBITDA(1)	$9,025	$1,297